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                                                                    Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ATMI, Inc. on Form S-3 of our report dated May 1, 1998 relating to NOW Technologies, Inc. and Subsidiaries appearing in ATMI, Inc.'s Current Report on Form 8-K/A dated November 29, 1999 and in the Annual Report on Form 10-K of ATMI, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 11, 2000